UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  Amendment to
                                    FORM 8-K


                       Pursuant to Sections 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 13th, 1997



                          WAVERIDER COMMUNICATIONS INC.

               (Exact name of registrant as specified in charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)



         0-25680                                     33-0264030
  (Commission File Number)               (I.R.S. Employer Identification Number)



         700 - 555 West Hastings Street, Vancouver, BC., Canada, V6B 4N5
              (Address of Principal Executive Offices and Zip Code)


                                 (604) 482-1211
              (Registrant's telephone number, including area code)



                                 CHANNEL i INC.
          (Former name or former address, if changed since last report)


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Page 1

                                AUDITORS' REPORT

To the Shareholders of
MAJOR WIRELESS COMMUNICATIONS INC.

        We have examined the balance sheet of MAJOR WIRELESS COMMUNICATIONS INC. as at December 31, 1996 and the statement of loss and deficit for the period then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these financial statements present fairly in all material respects, the financial position of the company as at December 31, 1996 and the results of its operations for the period then ended in accordance with generally accepted accounting principles.




                                                          COLLINS BARROW


        July 15, 1997                                  CHARTERED ACCOUNTANTS

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 24th , 1997.

                                                   WaveRider Communications Inc.

                                            Per:   /s/ Robert Clarke
                                                   ............................
                                                   ROBERT CLARKE,  President